UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

December 15, 2006

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2006, Atmos Energy Corporation (the “Company”) entered into a $600 million Revolving Credit Agreement (5 Year Facility) (the “credit facility”), with SunTrust Bank, as Administrative Agent, Wachovia Bank, N.A. as Syndication Agent and Bank of America, N.A., JPMorgan Chase Bank, N.A., and the Royal Bank of Scotland plc as Co-Documentation Agents, and a syndicate of 15 lenders identified therein. The credit facility replaced the Company’s $600 million three year revolving credit facility entered into on October 18, 2005. The credit facility contains substantially the same terms and conditions as the prior $600 million facility as well as the $300 million Revolving Credit Agreement (364 Day Facility), into which the Company entered on November 7, 2006, with the same lenders that are in the credit facility. The credit facility will be used to provide, or backstop the issuance of commercial paper to provide, up to $600 million of working capital to the Company.

Borrowings under the credit facility will bear interest at a rate dependent on the Company’s credit ratings at the time of such borrowing and based, at the Company’s election, on a base rate or LIBOR. Borrowings based on LIBOR would bear interest at a rate ranging from LIBOR for the applicable interest period, plus 0.300% to 0.750%. Based upon the Company’s current credit ratings, LIBOR-based borrowings would bear interest at LIBOR plus 0.450%. In addition, the Company must pay commitment fees quarterly in arrears on the average daily unused portion of the credit facility at rates ranging from 0.060% to 0.125%, dependent on the Company’s credit ratings. Based upon the Company’s current credit ratings, the commitment fee would be 0.090%. The Company must also pay utilization fees, quarterly in arrears, on the principal amount of all outstanding loans, but only to the extent that the aggregate principal amount of such outstanding loans is equal to or exceeds 50% of the aggregate commitments of the lenders. The utilization fees will be at rates ranging from 0.050% to 0.100% of such excess amount, dependent on the Company’s credit ratings. Based upon the Company’s current credit ratings, the utilization fee would be at the rate of 0.050%.

The credit facility will expire on December 15, 2011, at which time all outstanding amounts under the credit facility will be due and payable. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, substantial asset sales and mergers. In addition, the credit facility provides that during the term of the facility, the Company’s debt to capitalization ratio as of the last day of each of its fiscal quarters shall be less than or equal to 0.70 to 1.00, excluding from the calculation of debt (i) any pension and other post-retirement benefits liability adjustments recorded in accordance with generally accepted accounting principles; and (ii) an amount of hybrid securities, as defined in the credit facility (generally, deferrable interest subordinated debt with a maturity of at least 20 years), not to exceed a total of 15% of capitalization.

In the event of a default by the Company under the credit facility, including cross-defaults relating to specified other indebtedness of the Company, SunTrust Bank may, upon the consent of a certain minimum number of lenders, and shall, upon the request and direction of such lenders, terminate the commitments made under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law. For certain events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding automatically become payable immediately.

With respect to the other parties to the credit facility, the Company has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. A copy of the credit facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit facility.

Item 1.02. Termination of a Material Definitive Agreement.

On December 15, 2006, upon the execution of the credit facility described in Item 1.01 above, the Company terminated its $600 million Revolving Credit Agreement (3 Year Facility) entered into on October 18, 2005, with SunTrust Bank, as Administrative Agent, JPMorgan Chase Bank N.A., as Syndication Agent and Bank of America, N.A., Wachovia Bank, National Association and Société Générale, as Co-Documentation Agents, and a syndicate of 15 lenders identified therein. The Company incurred no early termination penalties as a result of such termination. With respect to the other parties to such terminated credit facility, the Company has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revolving Credit Agreement (5 Year Facility), dated as of December 15, 2006, among Atmos Energy Corporation, the lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Wachovia Bank, N.A. as Syndication Agent and Bank of America, N.A., JPMorgan Chase Bank, N.A., and the Royal Bank of Scotland plc as Co-Documentation Agents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)

DATE: December 19, 2006	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Revolving Credit Agreement (5 Year Facility), dated as of December 15, 2006, among Atmos Energy Corporation, the lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Wachovia Bank, N.A. as Syndication Agent and Bank of America, N.A., JPMorgan Chase Bank, N.A., and the Royal Bank of Scotland plc as Co-Documentation Agents